                                                                    EXHIBIT 99.6

              KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS



The unaudited pro forma combined financial statements of Kinder Morgan Energy Partners, L.P. and Subsidiaries (KMP) have been derived from the historical balance sheets and income statements of KMP and GATX Terminals Companies as of December 31, 2000 and for the year then ended. The unaudited pro forma combined financial statements have been prepared using the purchase method of accounting to give effect to the acquisition of the United States terminals and pipeline operations of GATX Terminals Companies for $1.17 billion consisting of $988.5 million cash and assumed liabilities and debt of $181.5 million, excluding working capital. The acquisition was consummated March 1, 2001, except for CALNEV Pipeline Company, which was consummated March 30, 2001. The unaudited pro forma combined financial statements have been prepared assuming the acquisition had been consummated on January 1, 2000.

The unaudited pro forma combined financial statements include assumptions and adjustments as described in the accompanying notes and should be read in conjunction with the historical financial statements and related notes of KMP and GATX Terminals Companies incorporated herein.

The unaudited pro forma combined financial statements may not be indicative of the results that would have occurred if the acquisition had been consummated on the date indicated or which will be obtained in the future.




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              Kinder Morgan Energy Partners, L.P. and Subsidiaries
                Unaudited Pro Forma Combined Statement of Income

                                               Year Ended December 31, 2000
                                               ------------------------------           GATX
                                                                   GATX               Terminals
                                                                 Terminals            Companies
                                                     KMP         Companies            Disposed         Pro Forma         Pro Forma
                                                  Historical     Historical            Assets          Adjustments       Combined
                                                  ----------     ----------           ----------       -----------      ---------
                                                                     (In thousands, except per unit amount)
Revenues                                          $  816,442      $  262,614       $  (2,574)(f)      $     (850)(g)    $ 1,075,632

Costs and Expenses
   Cost of products sold                             124,641              --              --                  --            124,641
   Operations and maintenance                        164,379          99,867          (1,121)(h)              --            263,125
   Fuel and power                                     43,216              --              --                  --             43,216
   Depreciation and amortization                      82,630          39,631              --             (12,678)(i)        109,583
   General and administrative                         60,065          32,929              --              (1,266)(j)         91,728
   Taxes, other than income taxes                     25,950              --              --                  --             25,950
                                                  ----------      ----------       ---------          ----------        -----------
                                                     500,881         172,427          (1,121)            (13,944)           658,243

Operating Income                                     315,561          90,187          (1,453)             13,094            417,389

Other Income (Expense)
  Earnings from equity investments                    71,603          (2,361)          2,361 (k)              --             71,603
  Amortization of excess cost of investments          (8,195)             --              --                  --             (8,195)
  Interest, net                                      (93,284)        (49,928)             --              41,769 (l)       (175,851)
                                                                                                         (72,415)(m)
                                                                                                          (1,993)(n)
  Other, net                                          14,584              --              --                  --             14,584
  Gain on sale of assets                                  --           2,255          (2,255)(o)              --                 --
  Minority Interest                                   (7,987)             --              --                (195)(p)         (8,182)
                                                  ----------      ----------       ---------          ----------        -----------

Income Before Income Taxes                           292,282          40,153          (1,347)            (19,740)           311,348

Income Tax Benefit (Expense)                         (13,934)        (14,027)             --              14,027 (q)        (13,934)

                                                  ----------      ----------       ---------          ----------        -----------
Net Income                                        $  278,348      $   26,126       $  (1,347)         $   (5,713)       $   297,414
                                                  ==========      ==========       =========          ==========        ===========

General partner's interest in net income          $  109,470                                              12,612 (r)    $   122,082

Limited partners' interest in net income             168,878                                               6,454 (r)        175,332
                                                  ---------                                           ----------        -----------

Net income                                        $  278,348                                              19,066        $   297,414
                                                  ==========                                          ==========        ===========

Basic limited partners' net income per unit       $     2.68                                                            $      2.78
                                                  ==========                                                            ===========

Number of Units used in Computation                   63,106                                                                 63,106
                                                  ==========                                                            ===========

Diluted limited partners' net income per unit     $     2.67                                                            $      2.78
                                                  ==========                                                            ===========

Number of units used in computation                   63,150                                                                 63,150
                                                  ==========                                                            ===========



The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.


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

              Kinder Morgan Energy Partners, L.P. and Subsidiaries
                Unaudited Pro Forma Combined Balance Sheet


                                                          As of December 31, 2000
                                                     ---------------------------------
                                                                        GATX Terminals
                                                           KMP             Companies         Pro Forma            Pro Forma
                                                       Historical         Historical        Adjustments            Combined
                                                     ---------------   ---------------    ---------------       ---------------
                                                                                   (In thousands)
ASSETS
Current Assets
     Cash and cash equivalents                       $        59,319   $           379    $          (379)(a)   $        59,319
     Accounts and notes receivable
       Trade                                                 345,065            31,323               (130)(a)           376,258
       Related parties                                         3,384                --                 --                 3,384
     Inventories
       Products                                               24,137                --                 --                24,137
       Materials and supplies                                  4,972                --                 --                 4,972
     Gas imbalances                                           26,878                --                 --                26,878
     Gas in underground storage                               27,481                --                 --                27,481
     Other current assets                                     20,025             1,256                 (1)(a)            21,280
                                                     ---------------   ---------------    ---------------       ---------------
                                                             511,261            32,958               (510)              543,709
                                                     ---------------   ---------------    ---------------       ---------------

Property, Plant and Equipment, net                         3,306,305           659,304            468,209 (b)         4,433,818
Investments                                                  417,045                --                 --               417,045
Notes receivable                                               9,101                --                 --                 9,101
Receivables from excluded companies                               --           125,261           (125,261)(a)                --
Intangibles, net                                             345,305             9,800             (9,800)(c)           363,628
                                                                                                   18,323 (c)
Deferred charges and other assets                             36,193            27,019             (1,498)(a)            61,714
                                                     ---------------   ---------------    ---------------       ---------------
     TOTAL ASSETS                                    $     4,625,210   $       854,342    $       349,463       $     5,829,015
                                                     ===============   ===============    ===============       ===============

LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities
     Accounts payable
       Trade                                         $       293,268   $         5,792    $        (3,559)(a)           295,501
       Related parties                                         8,255                --                 --                 8,255
     Current portion of long-term debt                       648,949             7,273            988,460 (d)         1,644,682
     Accrued rate refunds                                      1,100                --                 --                 1,100
     Gas imbalances                                           48,834                --                 --                48,834
     Deferred revenue                                         43,978                --                 --                43,978
     Accrued other liabilities                                54,572            30,699                680 (a)            85,951
                                                     ---------------   ---------------    ---------------       ---------------
                                                           1,098,956            43,764            985,581             2,128,301
                                                     ---------------   ---------------    ---------------       ---------------

Long-term Liabilities and Deferred Credits
     Long-term debt                                        1,255,453           129,746                 --             1,385,199
     Deferred revenue                                          1,503                --                 --                 1,503
     Deferred income taxes                                        --            98,353            (98,353)(a)                --
     Other                                                    94,062            66,690            (21,976)(a)           138,776
                                                     ---------------   ---------------    ---------------       ---------------
                                                           1,351,018           294,789           (120,329)            1,525,478
                                                     ---------------   ---------------    ---------------       ---------------

Minority interest                                             58,169                --                 --                58,169
                                                     ---------------   ---------------    ---------------       ---------------
Parent investment and advances                                    --           515,789           (515,789)(e)                --
Partners' Capital
     Common Units                                          1,957,357                --                 --             1,957,357
     Class B Units                                           125,961                --                 --               125,961
     General Partner                                          33,749                --                 --                33,749
                                                     ---------------   ---------------    ---------------       ---------------
                                                           2,117,067           515,789           (515,789)            2,117,067
                                                     ---------------   ---------------    ---------------       ---------------
     TOTAL LIABILITIES AND PARTNERS' CAPITAL         $     4,625,210   $       854,342    $       349,463       $     5,829,015
                                                     ===============   ===============    ===============       ===============



The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

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           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

The following described pro forma adjustments give recognition to the acquisition of the U.S. terminals and pipeline operations of GATX Terminals Companies for $1.17 billion in cash plus assumed liabilities.

          a) Reflects the elimination of excluded assets and liabilities of GATX Terminals Companies which are not acquired or assumed in this acquisition pursuant to the Stock Purchase Agreement. Excluded assets generally consist of cash balances, capitalized financing costs, receivables from foreign subsidiaries and income tax refunds. Excluded liabilities generally consist of cash deficits, income taxes payable and retired employee benefit accruals.

          b) Reflects the allocation of the purchase price to fair value of property, plant and equipment and goodwill utilizing the purchase method of accounting for the acquisition as of December 31, 2000. The purchase price and allocation is:

                                                                        (In thousands)
               Cash                                                       $  988,460
               Liabilities assumed                                           181,507
                                                                          ----------
               Purchase price                                             $1,169,967
                                                                          ==========
               Purchase price allocation:
               Property, plant and equipment                              $1,127,513
               Goodwill                                                       18,323
               Deferred charges and other assets                              24,131
                                                                          ----------
                                                                          $1,169,967
                                                                          ==========

          c) To eliminate GATX historical goodwill and include fair value of goodwill reflected by allocation of the purchase price.

          d) Reflects borrowing of the cash purchase amount at an assumed rate of approximately 7.3% on a floating rate credit facility arranged through a consortium of banks. A .125% change in the assumed rate would increase or decrease interest expense by approximately $1.2 million.

          e) Reflects elimination of GATX Terminals Companies parent investment and advances.

          f) To eliminate operating revenue of GATX terminal sold in September 2000.

          g) To eliminate management fees earned from excluded foreign and domestic joint ventures.

          h) To eliminate operating expenses of GATX terminal sold in September 2000.

          i) To adjust depreciation expense for the allocation of purchase price using an estimated remaining useful life of 40 years. The actual range of useful lives may vary from this estimate.

          j) To eliminate costs attributable solely to excluded foreign operations.

          k)   To eliminate loss from GATX equity investee sold in September
               2000.



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

          l) To eliminate interest expense incurred on debt with affiliated companies. Such debt is an excluded liability and is classified within parent investment and advances on the historical balance sheet of GATX Terminals Companies as of December 31, 2000.

          m) To record interest expense on the purchase amount borrowed by KMP at an assumed rate of approximately 7.3%.

          n) To eliminate GATX interest income earned on receivables from excluded companies.

          o)   To eliminate gain on GATX assets sold during 2000.

          p) To adjust minority interest expense for an allocation of increased net income attributable to this acquisition.

          q)   To eliminate GATX corporate income tax.

          r) Gives effect to the allocation of pro forma net income to the general partner and the limited partners pursuant to sharing ratios provided in the KMP partnership agreement. Net income is allocated 100% to the general partner to the extent of incentive distributions paid to the general partner with the remainder allocated 99% to the limited partners and 1% to the general partner. Kinder Morgan Energy Partners, L.P.'s available cash is initially distributed 98% to its limited partners and 2% to its general partner, Kinder Morgan G.P., Inc. These distribution percentages are modified to provide for incentive distributions to be paid to Kinder Morgan Energy Partners, L.P.'s general partner in the event that quarterly distributions to unitholders exceed certain specified targets.

                    Kinder Morgan Energy Partners, L.P.'s available cash for
               each quarter is distributed:

               o first, 98% to its limited partners and 2% to its general partner until its limited partners have received a total of $0.3025 per unit for such quarter;

               o second, 85% to its limited partners and 15% to its general partner until its limited partners have received a total of $0.3575 per unit for such quarter;

               o third, 75% to its limited partners and 25% to its general partner until its limited partners have received a total of $0.4675 per unit for such quarter; and

               o fourth, thereafter 50% to its limited partners and 50% to its general partner.

                    Incentive distributions are generally defined as all cash
               distributions paid to Kinder Morgan Energy Partners, L.P.'s general partner that are in excess of 2% of the aggregate amount of cash being distributed.

               Amounts are calculated giving consideration to cash available for distribution based on the pro forma combined financial statements. The general partner's interest in net income includes incentive distributions of $120.3 million the general partner would have received based on total distributions.

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